Non-competition Agreement

This Non-competition Agreement (hereinafter referred to as the “Agreement”) was made as of July 1, 2010 by and among the following Parties in Beijing:

(1) Party A: Beijing Gufeng Chemical Products Co., Ltd (hererinafter referred to as “the Company”, an enterprise incorporated in the People’s Republic of China with the business license number of 110000008250498 and its legal registered address is Dongsiqu Qiao Nan, Pinggu County, Pinggu District, Beijing.);

(2)	Party B: Qing Xin Jiang
ID Number：####

In accordance with the relevant laws and regulations in China, Part A and Party B have reached the following agreements regarding Party B’s involvement in the same industry as Party A’s during the Service Period and after the Departure.

1. Definition

In order to protect the legitimate rights of the parties hereof, the definitions hereafter are applicable to this Agreement.

1.1 “Service Period” refers to the period from the signing date of the Employment Agreement by and between the two parties herein to the termination (or extinguishment) of Employment Agreement by and between the two parties herein.

1.2 “Departure” refers to the cancellation or termination of the Employment Agreement by any party herein, including office leave under any normal and abnormal circumstances, such as retirement, dismissal and cancellation or termination of Engagement Agreement.

1.3 “Competitor” refers to any individual, enterprise, company, partnership, institution, social organization and other organization that engages or participates in any business or operation in China that directly or indirectly completes with Party A. The competitor is including but not limited to:

1.3.1 Enterprise that is in the same industry of Party A;
1.3.2 Enterprise or organization that can provide the same or similar service as Party A;
1.3.3 Any enterprise, company or other organization that provide professional consultation and suggestions to the enterprise or organization hereabove.

1.4 “Non-competition obligation” refers to the obligation stipulated in the article 3 hereof.

1.5 “Non-competition Period” refers to Service Period plus a period of five years from the termination of Employment Agreement.

2. Non-competition Activity

2.1 Party B promises not to directly or indirectly engage or participate in any business or operation that directly or indirectly competes with Party A’ business during the Service Period without Party A’s prior written consent.

2.2 During the Service Period, Party B promises not to pursue any part-time job, not accept or seek positions (including but not limited to partner, director, supervisor, shareholder, manager, staff, agent, consultant, etc.) of any competitors or any profit organizations or social organization who have economic connections with Party A unless getting the prior written consent from Party A; Party B shall not provide consulting service (regardless with charge or free of charge) or other assistance (the same or similar field with Party A engaged or to be engaged) to the competitors and organization hereabove; Party B shall not seek any illegitimate benefits or personal interests utilizing the convenience of his position during the Service Period.

2.3 In the event of leaving office from Party A under any circumstance, Party B shall not assume any position for competitors during a period of five years after the termination of Employment Agreement without a prior written consent of Party A.

2.4 In the event of leaving office from Party A under any circumstance, Party B shall not directly or indirectly set up or engage the company that is competitive to Party A during a period of five years after the termination of Employment Agreement without a prior written consent of Party A, including but not limited to:

2.4.1 Enterprise that is in the same industry of Party A;
2.4.2 Enterprise or organization that can provide the same or similar service as Party A;
2.4.3 Any enterprise, company or other organization that provide professional consultation and suggestions to the enterprise or organization hereabove.

2.5 In the event of delivering the dismissal notice to Party A or notice of layoff to Party B, that is cancelling or terminating the Employment Agreement, Party B is liable to inform the whereabouts to Party A with the written notice. During the Non-competition Period, Party B is liable to inform the new employer’s names, employer’s nature and his/her new positions in the new company to Party A with the written notice. The written notice shall be no later than one week before Party B officially assumes the position with the new employer.

2.6 During the Non-Competition Period, Party B shall ensure not to encourage, tempt, persuade or petition, directly or indirectly affect any staff of Party A’s to leave Party A and to serve for Party B or other individuals or organization in any forms. Party B shall guarantee not to persuade Party A’s current or former clients to obtain directly or indirectly benefits provided that Party B is fulfilling its obligation during the Service Period.

3. Obligations for the Breach of Agreement

3.1 Party B must indemnify all losses arising from the breach of this Agreement. In the event that the losses are hard to be calculated, the damages shall be no less than the salary paid by Party A during the Service Period and 50% of total other costs. The payment of damages shall not be regarded as the cancellation or termination of Party B’s obligations herein.

3.2 During the Service Period, Party A can directly deduct part or all payroll, bonus and other incomes to compensate for Party A’s loss. The losses compensated by Party B includes but not limits to all direct or indirect, tangible or intangible, property or non-property losses and the reasonable costs paid for investigating the breach activities by Party A.

4. Termination of the Non-competition Obligations

The two parties herein agree to automatically terminate the Agreement in case of any situation below occurs.

4.1 The expiration of this Agreement;

4.2 The termination of Party A’s qualification for the legal person and no organization or individual carries on its rights and obligations.

5. Severability

5.1 The invalidity of any term in this Agreement shall not affect the validity of the other terms in this Agreement.

6. Notification

6.1 The notices shall be delivered in person or by courier, registered mail or in the form of public announcement.

6.2 All notices shall be sent to the following addresses, unless and until any such address is changed by a written notice to the other Party:

Address of Party A：Address of Party B：South of Nanzhangdai Village, Donggaocun Town, Pinggu District, Beijing, PRC
Tel: 010－60992886

To : Qing Xin Jiang

Address of Party B：South of Nanzhangdai Village, Donggaocun Town, Pinggu District, Beijing, PRC
Tel: 010－60992886
To: Qing Xin Jiang

6.3 The notices or receipts shall be deemed as validity in the event of the following cases.

6.3.1 receiving and signing courier by the receiver;

6.3.2 seven days later after the receipt of registered mail from the postal office

7 Amendment and Waiver

7.1 Any amendment to the Agreement shall be effective upon the signing of written consents by the two Parties hereof.

7.2 The waiver of any terms hereof by any Party shall not be deemed as the waiver of other terms hereof.

7.3 The failure or default in executing the rights by any parties hereof shall not be deemed as the waiver of such rights.

8. Settlement of Disputes

8.1 The interpretation, validity, execution of this agreement shall be accordance with People’s Republic of China laws, excluding applicable choice of law or conflict of law. Any dispute arising out of this Agreement between the parties to this Contract shall firstly be resolved through friendly consultation. In the event that the dispute cannot be resolved through such means, either party may submit the dispute to the China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with its prevailing valid arbitration rules. The arbitration shall be in English and final, and shall be binding on all parties to this Agreement.

9. Miscellaneous

9.1 The two parties hereof confirm that they fully understand the contents and legal meanings of all terms hereof. The Agreement shall be effective upon the signatures of Party B and authorized representative and sealing of Party A.

9.2 This Agreement may be executed in two counterparts. Each counterpart shall constitute but one and the same instrument.

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The parties hereto have caused this Non-competition Agreement to be executed by the following Parties as of the date first above written.

Party A: Beijing Gufeng Chemical Products Co., Ltd
(Seal)

Authorized Representative
(Signature): /s/ Qing Xin Jiang

Party B: Qing Xin Jiang
Signature: /s/ Qing Xin Jiang